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                                                                    EXHIBIT 11.1
                           SOLIGEN TECHNOLOGIES, INC.

                        COMPUTATION OF NET LOSS PER SHARE



                                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                         DECEMBER 31,                         DECEMBER 31,
                                                         ------------                         ------------
                                                   1998              1997               1998              1997
                                                   ----              ----               ----              ----

Weighted average number of shares
outstanding                                        32,682,000       32,679,000        32,682,000       32,240,000

Net loss                                        $    (455,000)   $    (207,000)    $  (1,373,000)   $    (868,000)

Net loss per share - basic and diluted          $       (0.01)   $      (0.01)     $       (0.04)   $       (0.03)
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